UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		August 29, 2014

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 300, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Michael P. Brogan, Vice Chairman and Chief Executive Officer of NACCO Materials Handling Group, Inc. (“NMHG”), the wholly-owned operating subsidiary of Hyster-Yale Materials Handling, Inc. (the “Company”), retired from the Company and NMHG on August 31, 2014. As part of a transition plan, Mr. Brogan has agreed to serve as a consultant to NMHG following his retirement.
The terms of Mr. Brogan’s consulting arrangement are described in a consulting agreement between Mr. Brogan and NMHG, dated August 29, 2014, which was effective September 1, 2014.
For his consulting services, Mr. Brogan will receive a fee of $3,500 per day, plus reimbursement for certain related expenses. Mr. Brogan generally will not provide consulting services more than four days per month. The agreement is also subject to customary confidentiality and cooperation provisions.
The consulting agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference. The foregoing summary of the consulting agreement is qualified in its entirety by reference to the full text of the agreement.

Item 9.01 Financial Statements and Exhibits.

As described in Item 5.02 of this Current Report on Form 8-K, the following Exhibit is furnished as part of this Current Report on Form 8-K.

(d) Exhibits

10.1	Consulting Agreement, dated August 29, 2014, by and between NMHG and Michael P. Brogan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 5, 2014		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement, dated August 29, 2014, by and between NMHG and Michael P. Brogan.